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                                                                    Exhibit 23.2

                      Consent of Independent Accountants

We hereby consent to the use in this Registration Statement on Form S-4 of TeleCorp PCS, Inc. and Subsidiaries and Predecessor Company of our report dated March 8, 1999, except for the information in Note 15, for which the date is June 15, 1999, relating to the financial statements, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma Consolidated Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
June 22, 1999